UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 28, 2010
LIFE TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-25317	33-0373077

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5791 Van Allen Way, Carlsbad, CA	92008

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (760) 603-7200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 — Other Events
     Item 8.01 — Other Events.
On January 28, 2010 at 8:30 a.m. EST, the company held a webcast to provide further details on fourth quarter and full year 2009 financial results and full year 2010 financial expectations. A replay and transcript of the webcast will be available on the company’s website until February 18, 2010. During this call, the company provided specific expectations for 2010 revenue growth and non-GAAP earnings per share. In addition to revenue growth and EPS estimates, the company also provided other estimates of financial performance, including Operating Margin expansion. The estimate for Operating Margin expansion was said to be 100 — 125 basis points. This estimate did not include the company’s ongoing organic Operating Margin expansion expectations of 50 plus basis points. Therefore, the accurate estimate for total Operating Margin expansion is approximately 175 to 225 basis points.
The company also held a conference call on January 28, 2010 at 11:00 a.m. EST. The purpose of this call was to provide additional financial details and answers to questions posed after the 8:30 a.m. webcast. A replay and transcript of this conference call will be available on the company’s website until February 18, 2010.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Life Technologies Corporation
Date: January 28, 2010	By:	/s/ David F. Hoffmeister
David F. Hoffmeister
Chief Financial Officer